UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2022
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)

23 South Main Street, Suite 3B, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $1.00	WTM	New York Stock Exchange
per share		Bermuda Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 8, 2022, White Mountains Insurance Group, Ltd. issued a press release announcing its results for the three months and year ended December 31, 2022. The press release furnished herewith is attached as Exhibit 99.1 to this Form 8-K.
Certain information included in the press release constitutes non-GAAP financial measures (as defined in Regulation G of the Securities and Exchange Commission). Specifically, there are 15 non-GAAP financial measures: (i) adjusted book value per share, (ii) growth in adjusted book value per share excluding net realized and unrealized investment losses from White Mountains’s investment in MediaAlpha, (iii) BAM’s gross written premiums and member surplus contributions (“MSC”) from new business, (iv) Ark's adjusted loss and loss adjustment expense ratio, (v) Ark's adjusted insurance acquisition expense ratio, (vi) Ark's adjusted other underwriting expense ratio, (vii) Ark's adjusted combined ratio, (viii) NSM’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), (ix) NSM’s adjusted EBITDA, (x) NSM’s pro forma adjusted EBITDA, (xi) Kudu’s EBITDA, (xii) Kudu’s adjusted EBITDA, (xiii) Kudu’s annualized adjusted EBITDA, (xiv) total consolidated portfolio return excluding MediaAlpha and (xv) total equity portfolio returns excluding MediaAlpha. These non-GAAP financial measures have been reconciled to their most comparable GAAP financial measures.
Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below. The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global. Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest and using an 8% discount rate, was estimated to be $130 million, $132 million, $147 million and $149 million less than the nominal GAAP carrying values as of December 31, 2021, September 30, 2021, December 31, 2020 and September 30, 2020, respectively. The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $159 million, $154 million, $142 million and $136 million as of December 31, 2021, September 30, 2021, December 31, 2020 and September 30, 2020, respectively. White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the BAM surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary. The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 8 of Exhibit 99.1 to this Form 8-K.
The growth in adjusted book value per share excluding net realized and unrealized investment losses from White Mountains’s investment in MediaAlpha on page 1 of Exhibit 99.1 to this Form 8-K is a non-GAAP financial measure. White Mountains believes this measure to be useful to management and investors by showing the underlying performance of White Mountains without regard to the impact of changes in MediaAlpha’s share price. A reconciliation from GAAP to the reported percentages is as follows:

	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2021
Growth in GAAP book value per share	1.1%	(6.5)%
Adjustments to book value per share (see reconciliation on page 8 of Exhibit 99.1 to this Form 8-K)	0.1%	0.8%
Remove net realized and unrealized investment losses from White Mountains’s investment in MediaAlpha	1.6%	10.0%
Growth in adjusted book value per share excluding net realized and unrealized investment losses from White Mountains’s investment in MediaAlpha	2.8%	4.3%

BAM’s gross written premiums and MSC from new business is a non-GAAP financial measure, which is derived by adjusting gross written premiums and MSC collected (i) to include the present value of future installment MSC not yet collected and (ii) to exclude the impact of gross written premium adjustments related to policies closed in prior periods. White Mountains believes these adjustments are useful to management and investors in evaluating the volume and pricing of new business closed during the period. The reconciliation from GAAP gross written premiums to gross written premiums and MSC from new business is included on page 17 of Exhibit 99.1 to this Form 8-K.

Ark’s adjusted loss and loss adjustment expense ratio, adjusted insurance acquisition expense ratio, adjusted other underwriting expense ratio and adjusted combined ratio are non-GAAP financial measures, which are derived by adjusting the GAAP ratios to add back the impact of whole-account quota-share reinsurance arrangements related to third-party capital providers for Ark’s Lloyd’s syndicates. The impact of these reinsurance arrangements relates to years of account prior to White Mountains’s transaction with Ark. White Mountains believes these adjustments are useful to management and investors in evaluating Ark’s results on a fully aligned basis. The reconciliation from the GAAP ratios to the adjusted ratios is included on page 18 of Exhibit 99.1 to this Form 8-K.
NSM’s EBITDA, adjusted EBITDA and pro forma adjusted EBITDA are non-GAAP financial measures. EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets from GAAP net income (loss). Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) change in fair value of contingent consideration liabilities, (ii) non-cash equity-based compensation expense, (iii) impairments of intangible assets, (iv) loss on assets held for sale, (v) transaction expenses, (vi) investments made in the development of new business lines, (vii) restructuring expenses and (viii) legal settlements. A description of each follows:
•Change in fair value of contingent consideration liabilities - Contingent consideration liabilities are amounts payable to the sellers of businesses purchased by NSM that are contingent on the earnings of such businesses in periods subsequent to their acquisition. Under GAAP, contingent consideration liabilities are initially recorded at fair value as part of purchase accounting, with the periodic change in the fair value of these liabilities recorded as income or an expense.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to NSM’s management compensation emanating from the grants of equity units.
•Impairments of intangible assets - Represents expense related to NSM’s write-off of intangible assets. For the periods presented, the impairments related primarily to NSM’s write-off of intangible assets in its U.K. vertical. The impairments related to lower premium volumes, including due to the impact of the COVID-19 pandemic, and certain reorganization initiatives in the U.K. vertical.
•Loss on assets held for sale - Represents the loss on net assets held for sale related to the Fresh Insurance motor business.
•Transaction expenses - Represents costs directly related to NSM’s mergers and acquisitions activity, such as transaction-related compensation, banking, accounting and external lawyer fees, which are not capitalized and are expensed under GAAP.
•Investments made in the development of new business lines - Represents the net loss related to the start-up of newly established lines of business, which NSM views as investments.
•Restructuring expenses - Represents expenses associated with eliminating redundant work force and facilities that often arise as a result of NSM’s post-acquisition integration strategies. For the periods presented, this adjustment relates primarily to NSM’s expenses incurred in certain reorganization initiatives in the U.K. vertical.
•Legal settlements - Represents amounts recognized from legal settlements.
Pro forma adjusted EBITDA is a non-GAAP financial measure that starts with adjusted EBITDA and also (i) includes the earnings (losses) of acquired businesses for the period of time over the previous 12 months that the businesses were not owned by NSM and (ii) removes the earnings (losses) for the previous 12 months related to businesses sold by NSM. White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating NSM’s performance. White Mountains also believes that pro forma adjusted EBITDA is useful to management and investors to demonstrate the earnings profile of NSM’s business as of the end of the period for a full 12 month period. See page 19 of Exhibit 99.1 to this Form 8-K for the reconciliation of NSM’s GAAP net income (loss) to EBITDA, adjusted EBITDA and pro forma adjusted EBITDA.
Kudu’s EBITDA, adjusted EBITDA and annualized adjusted EBITDA are non-GAAP financial measures. EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets from GAAP net income (loss). Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) net realized and unrealized investment gains (losses) on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) transaction expenses. A description of each adjustment follows:
•Net realized and unrealized investment gains (losses) - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP, and realized investment gains and losses from participation contracts sold during the period.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Transaction expenses - Represents costs directly related to Kudu’s mergers and acquisitions activity, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that (i) annualizes partial year revenues related to Kudu’s revenue and earnings participation contracts acquired during the previous 12-month period and (ii) removes revenues related to revenue and earnings participation contracts sold during the previous 12-month period. Annualized revenues related to participation contracts acquired during the previous 12-month period are calculated on a contract-by-contract basis by annualizing the revenues received for the partial 12-month period. For example, if a participation contract was in effect for four months, the amount added equals twice that amount. The adjustment to remove revenues for contracts sold during the previous 12-month period is calculated on a contract-by-contract basis based on actual revenues earned. White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors to demonstrate the earnings profile of Kudu’s business as of the end of the period for a full 12-month period. See page 20 of Exhibit 99.1 to this Form 8-K for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA.
Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. The following tables present reconciliations from GAAP to the reported percentages:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Total consolidated portfolio return	0.3%	14.3%	(3.4)%	31.9%
Remove MediaAlpha	1.5%	(12.6)%	9.8%	(27.3)%
Total consolidated portfolio return excluding MediaAlpha	1.8%	1.7%	6.4%	4.6%

	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2021
Total equity portfolio return	1.2%	(7.1)%
Remove MediaAlpha	3.9%	26.4%
Total equity portfolio return excluding MediaAlpha	5.1%	19.3%

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1 Press Release of White Mountains Insurance Group, Ltd. dated February 8, 2022, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
February 8, 2022	By:	/s/ MICHAELA J. HILDRETH Michaela J. Hildreth Managing Director and Chief Accounting Officer

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